UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 18, 2008 (September 15, 2008)

BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)

(800) 299-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Merger Agreement

     On September 15, 2008, Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”), entered into an Agreement and Plan of Merger, dated as of September 15, 2008 (the “Merger Agreement”), pursuant to which a wholly-owned merger subsidiary of Bank of America (“Merger Sub”) will, subject to the terms and conditions of the Merger Agreement, merge (the “Merger”) with and into Merrill Lynch, with Merrill Lynch continuing as the surviving company and a subsidiary of Bank of America.

     Subject to the terms and conditions of the Merger Agreement, which has been approved by the Boards of Directors of both companies, if the Merger is completed, each share of Merrill Lynch common stock will be converted into 0.8595 (the “Exchange Ratio”) of a share of Bank of America common stock. Non-convertible preferred stock of Merrill Lynch will be exchanged for preferred stock issued by Bank of America having substantially identical terms. Convertible preferred stock of Merrill Lynch will remain outstanding after the Merger and will thereafter be convertible in accordance with its terms into shares of Bank of America common stock based on the Exchange Ratio. In addition, as of consummation of the Merger, outstanding Merrill Lynch stock options and other stock-based awards will be converted into stock options and other stock-based awards with respect to shares of Bank of America common stock, with adjustments to reflect the Exchange Ratio.

     Following the consummation of the Merger, three existing directors of Merrill Lynch will be appointed to newly created directorships on the Board of Directors of Bank of America.

     The Merger Agreement, included as Exhibit 2.1, contains (a) customary representations and warranties of Merrill Lynch and Bank of America, including, among others, with respect to: corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, reports and regulatory matters, financial statements, compliance with law and legal proceedings, absence of certain changes, and taxes; and additional customary representations by Merrill Lynch, including, among others, with respect to: employee matters, intellectual property, certain contracts, loan assets, securitizations and its investment advisory business; (b) covenants of Merrill Lynch and Bank of America to conduct their respective businesses in the ordinary course until the Merger is completed; and (c) covenants of Merrill Lynch and Bank of America not to take certain actions during such period. Merrill Lynch has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions, or enter into any agreement, concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.

     The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other party to the Merger Agreement. In addition, such representations and warranties (a) have been qualified by confidential disclosures made to the other party in connection with the Merger Agreement, (b) will not survive consummation of the Merger and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement except as a result of a knowing breach as of the date of the Merger Agreement, (c) are subject to the materiality standard contained in Section 9.2 of the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (e) may have been included in the Merger Agreement for the purpose of allocating risk between Bank of America and Merrill Lynch rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the parties will be filing in connection with the Merger, as well as in the Forms 10-K, Forms 10-Q and other filings that each of Bank of America and Merrill Lynch make with the Securities and Exchange Commission (“SEC”).

     The Board of Directors of Bank of America has adopted a resolution recommending approval of the issuance of Bank of America common stock in the Merger by its stockholders and Bank of America has agreed to submit a proposal for such issuance to its stockholders for consideration. The Board of Directors of Merrill Lynch has adopted a resolution recommending approval of the Merger and adoption by its stockholders and Merrill Lynch has agreed to submit the Merger Agreement to its stockholders for consideration.

     Consummation of the Merger is subject to certain customary conditions, including, among others, approval of the stockholders of both Bank of America and Merrill Lynch, governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of the representations and warranties of the other party (generally subject to a material adverse effect standard), and material compliance by the other party with its obligations under the Merger Agreement.

     The Merger Agreement contains certain termination rights for Merrill Lynch and Bank of America, as the case may be, applicable upon: final, non-appealable denial of required regulatory approvals; the first anniversary of the date of the Merger Agreement if the Merger has not been completed by that time; a breach by the other party that is not or cannot be cured within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; if either Bank of America’s stockholders or Merrill Lynch’s stockholders fail to approve the transaction by the required vote; a failure by Bank of America or Merrill Lynch to use reasonable best efforts to obtain the affirmative vote of their respective stockholders; a failure by the Board of Directors of Merrill Lynch to recommend the Merger to its stockholders; or a breach by Merrill Lynch of its obligations in any material respect regarding any alternative business combination proposals.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated into this report by reference.

Stock Option Agreement

     In connection with the Merger Agreement, Merrill Lynch has granted to Bank of America an irrevocable option (the “Option”) to purchase, under certain circumstances, up to 19.9% of its outstanding common shares at a price, subject to certain adjustments, of $17.05 per share (the “Stock Option Agreement”). A copy of the Stock Option Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference, and the description of the Stock Option Agreement set forth herein is qualified in its entirety by reference to such Exhibit.

Forward-Looking Statements

     This filing contains forward-looking statements, including statements about the financial conditions, results of operations and earnings outlook of Bank of America Corporation. The forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: 1) projected business increases following process changes and other investments are lower than expected; 2) competitive pressure among financial services companies increases significantly; 3) general economic conditions are less favorable than expected; 4) political conditions including the threat of future terrorist activity and related actions by the United States abroad may adversely affect the company’s businesses and economic conditions as a whole; 5) changes in the interest rate environment and market liquidity reduce interest margins, impact funding sources and effect the ability to originate and distribute financial products in the primary and secondary markets; 6) changes in foreign exchange rates increases exposure; 7) changes in market rates and prices may adversely impact the value of financial products; 8) legislation or regulatory environments, requirements or changes adversely affect the businesses in which the company is engaged; 9) changes in accounting standards, rules or interpretations, 10) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the company or its businesses; 11) mergers and acquisitions and their integration into the company; and 12) decisions to downsize, sell or close units or otherwise change the business mix of any of the company. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Bank of America does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. For further information regarding Bank of America Corporation, please read the Bank of America reports filed with the SEC and available at www.sec.gov.

Additional Information About this Transaction

     In connection with the proposed merger, Bank of America will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Bank of America and Merrill Lynch that also constitutes a prospectus of Bank of America. Bank of America and Merrill Lynch will mail the joint proxy statement/prospectus to their respective stockholders. Bank of America and Merrill Lynch urge investors and security holders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Bank of America’s website (www.bankofamerica.com) under the tab “About Bank of America” and then under the heading “Investor Relations” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Merrill Lynch’s website (www.ml.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation

     Bank of America, Merrill Lynch and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Bank of America’s executive officers and directors in its definitive proxy statement filed with the SEC on March 19, 2008. You can find information about Merrill Lynch’s executive officers and directors in its definitive proxy statement filed with the SEC on March 14, 2008. You can obtain free copies of these documents from Bank of America and Merrill Lynch using the contact information above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill
Lynch & Co., Inc. and Bank of America Corporation.

99.1	Stock Option Agreement, dated as of September 15, 2008, by and between Merrill Lynch &
Co., Inc. (issuer) and Bank of America Corporation (grantee).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

Dated: September 18, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
2.1	Agreement and Plan of Merger, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. and Bank of America Corporation.

99.1	Stock Option Agreement, dated as of September 15, 2008, by and between Merrill Lynch & Co., Inc. (issuer) and Bank of America Corporation (grantee).